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                                                                   EXHIBIT 4.2

                            BRODERBUND SOFTWARE, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

       THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of ___________ (the "Date of Grant") by and between Broderbund Software, Inc., a Delaware corporation (the "Company"), and ____________ ("Optionee").

      NOW THEREFORE, subject to the terms and conditions of this Agreement, the parties agree as follows:

       1. GRANT OF OPTION. The Company hereby grants to Optionee, an option (the "Option") to purchase a total of ____________ shares of Common Stock (the "Shares"), subject to the terms and conditions of this Agreement and the 1996 Employee and Consultant Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

      2. NATURE OF THE OPTION. This Option is intended to qualify as an Incentive Stock Option ("ISO") as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a nonqualified option.

       3. EXERCISE PRICE. The exercise price is _____________ for each share of Common Stock (the "Exercise Price"), which price is not less than the fair market value per share of Common Stock on the date of grant, as determined by the Administrator.

      4. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of Section 6 of the Plan as follows:

            (a)   RIGHT TO EXERCISE.

                (i) Subject to subsections 4(a)(ii), (iii) and (iv) below, one-fifth (1/5th) of the total number of shares subject to this Option shall become exercisable on each one year anniversary following the Date of Grant until all of such shares are exercisable.

              (ii) This Option may not be exercised for a fraction of a share.

             (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by
Section 7 below, subject to the limitation contained in subsection 4(a)(iv).
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              (iv) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 8 below.

          (b) METHOD OF EXERCISE. Subject to the terms and conditions of this Agreement (including without limitation Section 6) and the Plan, Optionee may exercise this Option by delivery to the Secretary of the Company at the Company's principal executive offices written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail. The written notice shall be accompanied by payment of the Exercise Price and such other representations and agreements of the holder as may be required by the Company pursuant to Section 6 of this Agreement. This Option shall be deemed to be exercised upon receipt by the Company of such written notice, such representations and agreements as are required by the Company and payment of the Exercise Price.

          No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

    5. METHOD OF PAYMENT. Payment of the Exercise Price shall be made by cash or check.

    6. RESTRICTIONS ON EXERCISE; DAMAGES. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, in the opinion of the Company and the Company's counsel including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Shares that is not in conformity with the provisions of this Option.

    7. TERMINATION OF EMPLOYMENT. In the event Optionee ceases to be an employee of the Company, Optionee may, but only within three months after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 8 below), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, if termination of employment is due to the disability or death of Optionee, Optionee, or Optionee's personal representative or any other person who acquires the right to exercise this Option from Optionee by will or the applicable laws of descent and distribution, may within twelve months after the termination of employment exercise this Option to the extent Optionee was entitled to exercise it at the date of the termination.


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    8. TERM OF OPTION. This Option shall terminate ten (10) years from the Date of Grant unless terminated sooner pursuant to the terms of this Agreement or the Plan, and may be exercised during such term only in accordance with the terms of this Agreement and the Plan. Notwithstanding the preceding sentence, in the event that Optionee is a Ten Percent Holder as defined in Section 6.3.2 of the Plan, this Option shall terminate five (5) years from the Date of Grant, unless terminated sooner pursuant to the terms of this Agreement or the Plan.

    9. RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares. The Company and its transfer agent, if any, shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

    10. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

           (a) EXERCISE OF ISO. There will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

           (b) DISPOSITION OF SHARES. If Shares transferred pursuant to this Option are held for at least one year after exercise and are disposed of at least two years after the date of this Option, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, equal to the lesser of (i) the fair market value of the Shares acquired on the date of exercise less the aggregate Exercise Price or (ii) the sale price of the Shares less the Exercise Price.

           (c) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If any of the Shares acquired by exercise of this Option are disposed of within two years from the Date of Grant of this Option or within one year after the transfer of the stock to Optionee, the holder of the stock immediately prior to


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the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require. Such holder agrees to pay to the Company any withholding and employment taxes which the Company in its sole discretion deems applicable to such disposition. The Company may instruct its stock transfer agent by appropriate means, including placement of legends on stock certificates, not to transfer stock acquired by exercise of an ISO unless it has been advised by the Company that the requirements of this Section 12(c) have been satisfied.

    11. SUCCESSORS AND ASSIGNS; NONTRANSFERABILITY OF OPTION. The Company may assign any of its rights under this Option to single or multiple assignees, and this Option shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns. This Option may not be transferred by Optionee in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    12. INTERPRETATION. Any dispute regarding the interpretation of this Option shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.

    13. GOVERNING LAW; SEVERABILITY. This Option shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of law. Should any provision of this Option be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

    14. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

              Broderbund Software, Inc.
              500 Redwood Boulevard
              Novato, California 94947

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.


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    15. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This
Agreement and the Plan constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

                                      BRODERBUND SOFTWARE, INC.
                                      A DELAWARE CORPORATION


                                      By:_____________________________

                                      Title:__________________________

                                      Address:

                                      500 Redwood Boulevard
                                      Novato, California 94947


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    OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE
OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

    Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions of the Plan, and accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan. Optionee acknowledges that Optionee's spouse, if any, has signed the consent of spouse attached as Attachment 1. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


Dated: _______________      ______________________________
                                      Optionee

                            Address: _____________________
                                     _____________________
                                     _____________________


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                                  ATTACHMENT 1
                                CONSENT OF SPOUSE

    As the undersigned spouse of the Optionee, I hereby represent that I have read and approve the foregoing Agreement. I hereby agree to be irrevocably bound by the provisions of the Agreement insofar as I may have any rights under such Agreement or in any Shares issued pursuant thereto, and I further agree that any rights that I may have with respect to such Agreement and/or such Shares pursuant to the community property laws of the State of California or similar laws relating to marital property as of the date of the Agreement shall be similarly bound. I appoint my spouse as my attorney-in-fact with respect to any amendment or the exercise of any rights under the Agreement.


Dated: __________________

                            _________________________________

                            Print name: _____________________
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                                    EXHIBIT A


                                 EXERCISE NOTICE

BRODERBUND SOFTWARE, INC.
500 Redwood Boulevard
Novato, California 94947
Attention:  President

    Effective as of today, ___________, 19__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of BRODERBUND SOFTWARE, INC. (the "Company") at $_____ per share (total exercise price of $_______) under and pursuant to the Company's 1996 Employee and Consultant Stock Option Plan (the "Plan") and the Incentive Stock Option Agreement dated ___________, 19___ (the "Agreement").

    Optionee acknowledges that Optionee has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

    Please prepare the stock certificate in the following name(s).

                      ______________________
                      ______________________

                                  Sincerely,

                                  ______________________________
                                  (Signature)

                                  ______________________________
                                  (Print or Type Name)

Notice and consideration received
by Broderbund Software, Inc. on
________________, 19__.


By: _________________________